                                                                   EXHIBIT 10.16

                            BAM! ENTERTAINMENT, INC.

                  CO-SALE AND RIGHT OF FIRST REFUSAL AGREEMENT

        This Co-Sale and Right of First Refusal Agreement (the "Agreement") is made and entered into as of May 24, 2001, by and among BAM! Entertainment, Inc., a Delaware corporation (the "Company"), Raymond C. Musci ("Musci") and Anthony
R. Williams ("Williams") and each Series C Stock purchaser listed on Exhibit A hereto, including Musci and Williams (the "Purchasers"), and all other holders of the Company's Preferred Stock (collectively, with the Purchasers, the "Preferred Holders").

                                    RECITALS

        A. Musci and Williams (each a "Founder") are the beneficial owners of an aggregate of 213,506 shares of the Common Stock and upon the consummation of the transaction described in the "Purchase Agreement" (as defined below), will own 833,625 shares of Series A Preferred Stock, 56,658 shares of Series B Preferred Stock of the Company and 26,604 shares of Series C Preferred Stock of the Company. (Such shares of Common Stock hereafter are referred to as the "Common Stock" and such shares of Series A, Series B and Series C Preferred Stock are referred to as the "Preferred Stock".

        B. Purchasers are purchasing shares of the Company's Series C Preferred Stock (the "Series C Stock") pursuant to that certain Series C Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith.

        C. Purchasers purchasing the Series C Stock were induced to do so in part by the Company's and Founders' agreement to enter into this Agreement.

        D. The parties desire to enter into this Agreement in order to grant co-sale and right of first refusal rights to the Preferred Holders.


                                    AGREEMENT

        Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

        1. Definitions. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

        2. Representations And Warranties.

                2.1 Representations and Warranties of the Founders



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                Each of the Founders, individually and not jointly, hereby represents, warrants and covenants to the Company and the Preferred Holders as follows: (a) such Founder has full authority, power and capacity to enter into this Agreement and perform its obligations hereunder; (i) does not require such founder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Founder is a party or by which the property of such Founder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Founder.

                2.2 Representations and Warranties of the Company

                The Company hereby represents, warrants and covenants to the Founders and the Preferred Holders as follows: (a) the Company has full corporate authority and power to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and (c) the execution, delivery and performance by the Company of this Agreement: (i) to the best of its knowledge, does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

        3. Restrictions On Transfer; Co-Sale Provisions. The following provisions of this Section 3 shall terminate immediately upon, and shall not apply with respect to, a Qualified Public Offering (as defined in the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate")).

                3.1 Restrictions on Transfer. Each Founder agrees that such Founder will not, directly or indirectly, transfer, donate, sell, assign, pledge, hypothecate or grant a security interest in (each a "Transfer") all or any portion of the Common Stock now owned or hereafter acquired by such Founder, except in connection with and strictly in compliance with the conditions of this
Section 3. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.



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                3.2 Permitted Transfers.


                Notwithstanding anything herein to the contrary, the provisions of Section 3.3 shall not apply to either of the Transfers listed below, provided that in each case the Transferee shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit B providing that all Common Stock so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Founder, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Section 3.3:

                        (a) Transfers by any Founder to the spouse, children or siblings of such Founder or to a trust or family limited partnership for the benefit of any of them; and

                        (b) Transfers upon the death of any Founder to such Founder's heirs, executors or administrators or to a trust under such Founder's will, or Transfers between such Founder and such Founder's guardian or conservator.

Notwithstanding anything to the contrary in this Agreement or any failure by a Transferee under this Section 3.2 to execute a Joinder Agreement, such Transferee shall take any Common Stock so Transferred subject to all provisions of this Agreement as if such Common Stock were still held by the Founder making such Transfer, whether or not they so agree in writing.

                3.3 Co-Sale Option of Purchasers.

In the event that any of the Founders entertains a bona fide offer to purchase all or any portion of the Common Stock held by such Founder (a "Transaction Offer") from any other person (a "Buyer"), such Founder (a "Transferring Founder") may Transfer such Common Stock only pursuant to and in accordance with the following provisions of this Section 3.3:

                        (a) Co-Sale Notice. The Transferring Founder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall promptly notify the Company and each of the Preferred Holders of such Transferring Founder's desire to effect the Transaction Offer and otherwise comply with the provisions of this Section 3.3 (the "Co-Sale Notice"). To the extent one or more Preferred Holders exercise their co-sale option (the "Co-Sale Option") in accordance with this Section 3.3, the number of Common Stock that the Transferring Founder may Transfer in the Transaction Offer shall be correspondingly reduced.

                        (b) Purchaser Acceptance. Each of the Preferred Holders shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the "Co-Sale Acceptance Notice") to the Transferring Founder within ten (10) days after receipt by such Purchaser of the Co-Sale Notice (the "Co-Sale Election Period"). Each Co-Sale Acceptance Notice shall indicate the maximum number of shares subject thereto which the Preferred Holder wishes to sell, including the number of shares it would sell if one or more other Purchasers do not elect to participate in the sale on the terms and conditions stated in the Offer Notice. Any Preferred Holder holding Preferred Stock shall be permitted to sell to the relevant Buyer in connection with any exercise of the Co-Sale Option, at its option, (i) shares of Common Stock acquired upon conversion of such Preferred Stock, (ii) an option to acquire Common Stock when such Preferred Holder receives the same upon conversion of such Preferred Stock, with the same effect as if Common Stock were being conveyed, (iii) shares of Preferred Stock and (iv)



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shares of Common Stock upon exercise of any warrant held by such Preferred
Holder (each of the foregoing, the "Holder Shares").

                        (c) Allocation of Shares. Each Preferred Holder shall have the right to sell a portion of its Holder Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying the total number of Holder Shares available for sale to the Buyer subject to the Transaction Offer by a fraction, the numerator of which is the total number of Holder Shares owned by such Purchaser and the denominator of which is the total number of Holder Shares and Shares held by all Purchasers and the Transferring Founder, in each case as of the date of the Offer Notice, subject to increase as hereinafter provided.

                        (d) Co-Sale Closing. Within ten (10) calendar days after the end of the Co-Sale Election Period, the Transferring Founder shall promptly notify each participating Preferred Holder of the number of Holder Shares held by such Preferred Holder that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) calendar days after the end of the Co-Sale Election Period and (ii) the satisfaction of any governmental approval or filing requirements, if any. Each participating Preferred Holder may effect its participation in any Transaction Offer hereunder by delivery to the Buyer, or to the Transferring Founder for delivery to the Buyer, of one or more instruments or certificates, properly endorsed for transfer, representing the Holder Shares it elects to sell pursuant thereto. At the time of consummation of the Transaction Offer, the Buyer shall remit directly to each participating Preferred Holder that portion of the sale proceeds to which the participating Preferred Holder is entitled by reason of its participation with respect thereto. No Shares may be purchased by the Buyer from the Transferring Founder unless the Buyer simultaneously purchases from the participating Preferred Holders all of the Holder Shares that they have elected to sell pursuant to this
Section 3.3.

                        (e) Liability of Purchasers. No Purchaser shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the Holder Shares being conveyed.

                        (f) Sale to Third Party. Any Shares held by a Transferring Founder that are the subject of the Transaction Offer, and that the Transferring Founder desires to Transfer following compliance with this Section 3.3, may be sold to the Buyer only during the period specified in Section 3.3(d) and only on terms no more favorable to the Transferring Founder than those contained in the Offer Notice. Promptly after such Transfer, the Transferring Founder shall notify the Company, which in turn shall promptly notify all the Preferred Holders, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof. In the event that the Transaction Offer is not consummated within the period required by this Section 3.3 or the Buyer fails timely to remit to each participating Preferred Holder its respective portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfer of Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Founder sends a new Offer Notice and once again complies with the provisions of Section 3.3 with respect to such Transaction Offer.

                        (g) Contemporaneous Transfers.



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  If two or more Founders propose concurrent Transfers that are subject to this
Article III, then the relevant provisions of Section 3.3 shall apply separately to each such proposed Transfer.

                3.4 Effect of Prohibited Transfers.


  If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose.

        4. Restrictions on Transfer; Right of First Refusal.

                4.1 Notice of Transfer. If a Founder proposes to Transfer any Preferred Stock owned by him, then such Founder shall promptly give written notice (the "Notice") to each of the Preferred Holders (for purposes of this Section only, "Preferred Holder" shall exclude the Founder attempting to sell his shares of Preferred Stock) at least thirty-five (35) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Preferred Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 5, the Notice shall state under which section the Transfer is being made.

                4.2 Purchaser Right of First Refusal.

                        (a) Each Preferred Holder shall have the right, exercisable upon written notice to the Founder (the "Preferred Holder Notice") within fifteen (15) days after the receipt of the Notice, to purchase its pro rata share of the Preferred Stock subject to the Notice and on the same terms and conditions as set forth therein. The Preferred Holders who so exercise their rights (the "Participating Preferred Holders") shall effect the purchase of the Preferred Stock, including payment of the purchase price, not more than ten (10) days after delivery of the Preferred Holder Notice, and at such time the Founder shall deliver to the Preferred Holders the certificate(s) representing the Preferred Stock to be purchased by the Participating Holders, each certificate to be properly endorsed for transfer.

                        (b) Each Preferred Holder's pro rata share shall be equal to the product obtained by multiplying (x) the aggregate number of shares of Preferred Stock covered by the Notice and (y) a fraction, the numerator of which is the number of shares of Common Stock (on a fully diluted and converted basis) owned by the Participating Preferred Holder at the time of the Transfer and the denominator of which is the total number of shares of Common Stock (on a fully diluted and converted basis) owned by all of the Preferred Holders at the time of the Transfer.

                        (c) In the event that not all of the Preferred Holders elect to purchase their pro rata share of the Founder Stock available pursuant to their rights under Section 4.2(a) within the time period set forth therein, then the Founder shall promptly give written notice to



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each of the Participating Preferred Holders (the "Overallotment Notice"), which shall set forth the number of shares of Preferred Stock not purchased by the other Preferred Holders, and shall offer such Participating Preferred Holders the right to acquire such unsubscribed shares. The Participating Preferred Holders shall have five (5) days after receipt of the Overallotment Notice to deliver a written notice to the Founder (the "Participating Preferred Holders Overallotment Notice") of its election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Notice. For purposes of this Section 4.2(c) the denominator described in clause (y) of subsection 4.2(b) above shall be the total number of shares owned by all Participating Preferred Holders at the time of Transfer. The Participating Preferred Holders shall then effect the purchase of the Preferred Stock, including payment of the purchase price, not more than five (5) days after delivery of the Participating Preferred Holders Overallotment Notice to the Founder, and at such time, the Founder shall deliver to the Participating Preferred Holders the certificates representing the Preferred Stock to be purchased by the Participating Preferred Holders, each certificate to be properly endorsed for transfer.

        5. Exempt Transfers.

                5.1 Securities Act. Notwithstanding the foregoing, the provisions of Sections 2 and 3 shall not apply to the sale of any stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

                5.2 Bylaws. This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from Musci and Williams pursuant to (i) a stock restriction agreement or other agreement between the Company and Musci and Williams and (ii) any right of first refusal set forth in the Bylaws of the Company.

        6. Legend.

                6.1 Certificate. Each certificate representing shares of Common Stock now or hereafter owned by a Founder or issued to any person in connection with a transfer pursuant to Section 2.2 hereof shall be endorsed with the following legend:

                "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

                6.2 Instructions. The Preferred Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.



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        7. Prior Agreement. The Co-Sale and Right of First Refusal Agreement
entered into by the Company and the persons and entities listed therein dated December 28, 2000 is hereby terminated.



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        8. Miscellaneous.

                8.1 Conditions to Exercise of Rights. Exercise of the Preferred Holders' rights under this Agreement shall be subject to and conditioned upon, and the Company shall use their best efforts to assist each party in, compliance with applicable laws.

                8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                8.3 Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company, (ii) each of the Founders and (iii) a majority in interest of the Preferred Holders. Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon each Preferred Holder, the Company, Musci, Williams and their successors and assigns.

                8.4 Assignment of Rights. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

                8.5 Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

                        (a) on the date of and immediately prior to the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act, that results in the conversion of the Company's preferred stock.

                        (b) on the date of and immediately prior to the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than a majority of the voting power of the corporation or other entity surviving such transaction, provided that this Section 8.5(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

                8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (iv) three (3) days after deposit in first class U.S. mail, return receipt requested. All communications shall be sent to the party to be notified at the address as set forth on the



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signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                8.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                8.8 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits and Schedules thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)



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        The foregoing Co-Sale Agreement is hereby executed as of the date first above written.

                                    COMPANY:

                                    BAM! ENTERTAINMENT, INC.


                                    By: /s/ RAYMOND C. MUSCI
                                        ----------------------------------------
                                        Raymond C. Musci, President


                                    By: /s/ GEORGE M. SUNDHEIM, III
                                        ----------------------------------------
                                        George M. Sundheim, III, Secretary


                                    PURCHASERS:

                                    PAR CAPITAL MANAGEMENT, INC.

                                    By:  /s/ DAVID E. TOBIN
                                        ----------------------------------------
                                        Name:  David E. Tobin
                                        Title: Vice President

                                    MORGAN KEEGAN EARLY STAGE FUND, L.P.

                                    By: MERCHANT BANKERS, INC. as the general
                                        partner of Morgan Keegan Early Stage
                                        Fund, L.P.

                                        By: /s/ MINOR PERKINS
                                            ------------------------------------
                                            Name:  Minor Perkins
                                            Title: Vice President


                                    /s/ RAYMOND C. MUSCI
                                    --------------------------------------------
                                    Raymond C. Musci

                                    /s/ ANTHONY R. WILLIAMS
                                    --------------------------------------------
                                    Anthony R. Williams

                                    /s/ ROBERT HOLMES, JR.
                                    --------------------------------------------
                                    Robert Holmes, Jr.

                                    /s/ STEPHEN AMBLER
                                    ----------------------------------------
                                    Stephen Ambler

                                    /s/ JOSEPH MORICI
                                    ----------------------------------------
                                    Joseph Morici

                                    /s/ MARK DYNE
                                    ----------------------------------------
                                    Mark Dyne

                                    /s/ KEVIN BERMEISTER
                                    ----------------------------------------
                                    Kevin Bermeister


                                    FIMAS, a Partnership

                                    By:  /s/ GEORGE M. SUNDHEIM, III
                                         -----------------------------------
                                         Name: George M. Sundheim, III
                                         Its:  General Partner

                                    /s/ PAMELA COLBURN
                                    ----------------------------------------
                                    Pamela Colburn

                                    /s/ ANTHONY NEUMANN
                                    ----------------------------------------
                                    Anthony Neumann

                                    /s/ TERRY PHILLIPS
                                    ----------------------------------------
                                    Terry Phillips

                                    /s/ STEVEN J. MASSARSKY
                                    ----------------------------------------
                                    Steven J. Massarsky

                                    /s/ DAVID P. CLARK
                                    ----------------------------------------
                                    David P. Clark


                                    K&L 2000 LLC

                                    By:    /s/ PAUL W. SWEENEY, JR.
                                           ---------------------------------
                                           Name:  Paul W. Sweeney, Jr.
                                           Title: Admin. Partner -- LA


                                    OTHER PREFERRED HOLDERS:

                                    /s/ ELIE SAMAHA
                                    ----------------------------------------
                                    Elie Samaha


                                    FIMAS, L.P.

                                    By:  /s/ GEORGE M. SUNDHEIM, III
                                         -----------------------------------
                                         Name: George M. Sundheim, III
                                         Its:  General Partner





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                                    Exhibit A

                            Series C Stock Purchasers

              Name                                        Number of Shares
              ----                                        ----------------
     PAR Capital Management, Inc.                                  88,680
     Raymond C. Musci                                              13,302
     Anthony R. Williams                                           13,302
     Morgan Keegan Early Stage Fund, L.P.                          88,680
     Robert Holmes                                                  6,651
     Stephen Ambler                                                 1,109
     Joseph Morici                                                    887
     Mark Dyne                                                      4,434
     Kevin Bermeister                                               4,434
     K&L 2000 LLC                                                   1,109
     Pam Colburn                                                    1,109
     Anthony Neumann                                                1,109
     Terry Phillips                                                13,302
     Steve Massarasky                                               2,217
     David Clark                                                    4,434
     FIMAS, L.P., a Partnership                                       900



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                                    Exhibit B

                            Form of Joinder Agreement

        The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Co-Sale and Right of First Refusal Agreement (the "Agreement") dated as of _________, 2001, by and among BAM! Entertainment, Inc. (the "Company") and the parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term "Founder" as defined in the Agreement. The undersigned further confirms that the representations and warranties contained in Section 2.1 of the Agreement are true and correct as to the undersigned as of the date hereof. The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.:
              ----------------------------

Address:
        ------------------------------------------------------------------------


                                            ------------------------------------
                                            [NAME]



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